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                                                                       Exhibit 5




                                                         September 2, 1994



Merrill Lynch & Co., Inc.
World Financial Center
North Tower
New York, New York  10281-1334

Gentlemen:

     We have acted as your counsel and are familiar with the corporate proceedings had in connection with the proposed issuance and sale by Merrill Lynch & Co., Inc. (the "Company") of up to 100,000 shares of its preferred stock, par value $1.00 per share (the "Preferred Stock"), and an indeterminate number of depositary shares representing interests in the Preferred Stock (the "Depositary Shares" and, together with the Preferred Stock, the "Securities").

     We have examined such documents and records as we deemed appropriate, including the following:

     (a) a copy of the Restated Certificate of Incorporation of the Company, certified as of a recent date by the Secretary of State of the State of Delaware;

     (b) a copy of the Company's Registration Statement on Form S-3 relating to the Securities (the "Registration Statement");

     (c) a copy of the form of certificate of designations with respect to the Preferred Stock (the "Certificate of Designations"), in the form filed as an exhibit to the Registration Statement; and
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     (d)  a copy of the form of deposit agreement with respect to the Depositary
          Shares (the "Deposit Agreement"), in the form filed as an exhibit to the Registration Statement.

     Based upon the foregoing and upon such further investigation as we deemed relevant, and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

     1. The Company has been duly incorporated under the laws of the State of Delaware.

     2. When appropriate corporate action has been taken by the Company to fix the terms of one or more series of the Preferred Stock, to authorize the execution and filing with the Secretary of State of the State of Delaware of a Certificate of Designations relating thereto and to authorize the issuance of shares thereof, and when such Certificate of Designations shall have been so executed and filed by the Company and Preferred Stock with the terms so fixed shall have been duly issued and delivered by the Company against payment of the consideration therefor or for Depositary Shares representing interests therein in accordance with such corporate action, such Preferred Stock will be validly issued, fully paid and non-assessable.

     3. When appropriate corporate action has been taken by the Company to authorize the execution and delivery of a Deposit Agreement, and when such Deposit Agreement shall have been duly executed and delivered by the Company and the depositary, such Deposit Agreement will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as

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enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

     4. When appropriate corporate action has been taken by the Company to authorize the issuance and deposit of Preferred Stock with a depositary pursuant to a Depositary Agreement and the issuance of Depositary Shares representing interests therein, and when such Preferred Stock shall have been duly issued and so deposited and such depositary shall have duly issued and delivered depositary receipts evidencing such Depositary Shares against payment of the consideration therefor in accordance with such corporate action, such Depositary Shares will represent valid interests in the Preferred Stock so deposited and shall entitle the holders thereof to the rights specified in the depositary receipts evidencing the Depositary Shares and in the applicable Deposit Agreement, except as enforceability of such rights may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                                           Very truly yours,

                                           /s/ Brown & Wood


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